EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-167356, 333-156425, 333-119143, 333-112332, 333-126025, 333-122188, 333-206298, 333-218359, 333-238880) of Universal Health Services, Inc. of our report dated February 25, 2021 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania

February 25, 2021